UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 29, 2005

Lexington Corporate Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-3717318
(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015
New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2005, Lexington Corporate Properties Trust (the “Trust”) entered into an amendment (the “Amendment”) to its joint venture agreement with Clarion Lion Properties Fund, LLC (the “Lion Fund”) to address, among other matters, the joint venture's obligation to one of its lenders. Specifically, the Amendment provides that, in certain circumstances, the Trust and the Lion Fund have agreed to provide substitute guarantors of the non-recourse carve-outs for a non-recourse mortgage loan secured by a property indirectly owned by the joint venture prior to the expiration of the term of the joint venture. The Amendment also clarifies that the total indebtedness of the joint venture will not exceed 60% of its capitalization.

Attached as Exhibit 10.1 to this Form 8-K (and incorporated herein by reference) is a copy of Amendment.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
10.1	Third Amendment to Limited Partnership Agreement of Lexington/Lion Venture L.P. dated as of December 29, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: January 5, 2006	By: /s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Third Amendment to Limited Partnership Agreement of Lexington/Lion Venture L.P. dated as of December 29, 2005.